UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023 (February 16, 2023)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered

Common Stock	ACON	Nasdaq Stock Market

Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2023, Aclarion, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Jeffrey Thramann, the Company’s Executive Chairman (the “Purchaser”) pursuant to which it issued and sold one (1) share (the “Share”) of the Company’s newly designated Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), to such Purchaser for an aggregate purchase price of $1,000.

The Purchase Agreement contains customary representations and warranties and agreements and obligations of the parties.

The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Share of Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2023, the Company filed a Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to create a new class of Series A Preferred Stock, par value $0.00001 per share. The Certificate of Designation designates one (1) share of authorized preferred stock as Series A Preferred Stock.

The Certificate of Designation provides that the Share of Series A Preferred Stock will have 15,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.

The Share of Series A Preferred Stock will be voted, without action by the holder, on any such reverse stock split proposal in the same proportion as shares of common stock are voted on such proposal (excluding any common shares that are not voted). The Series A Preferred Stock otherwise has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware.

The Share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Share of Series A Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Share of Series A Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split. Upon such redemption, the holder of the Preferred Stock will receive consideration of $1,000.00 in cash.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series A Preferred Stock dated February 16, 2023
10.1	Securities Purchase Agreement dated February 16, 2023 between Aclarion, Inc. and Jeffrey Thramann
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACLARION, INC.

By:	/s/ John Lorbiecki
Name:	John Lorbiecki
Title:	Chief Financial Officer

Dated: February 17, 2023

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